Exhibit 10.4.1

AMENDMENT TO THE

CHURCH & DWIGHT CO., INC.

EXECUTIVE DEFERRED COMPENSATION PLAN

WHEREAS, Church & Dwight Co., Inc. (the “Company”) sponsors and maintains the Church & Dwight Co., Inc. Executive Deferred Compensation Plan (the “Plan”); and

WHEREAS, due to the enactment of the American Jobs Creation Act of 2004 which established certain restrictions on deferred compensation arrangements effective January 1, 2005. the Company desires to amend the Plan to cease deferrals thereunder after December 31, 2004 and to transfer obligations under the Plan with respect to benefits that have not vested as of December 31, 2004 to a new deferred compensation plan established by the Company; and

WHEREAS, the Company desires to further amend the Plan to modify the frequency with which participant’s may change designations of investment funds under the Plan; and

WHEREAS, Section 11.1 of the Plan reserves to the Company the right to amend the Plan from time to time;

NOW, THEREFORE, effective as of the dates set forth in the respective amendments below, the Plan is hereby amended as follows;

FIRST

Section 4.6 is hereby added to the Plan, to read as follows:

4.6 No Deferrals After December 31. 2004. Notwithstanding anything contained in the Plan to the contrary, no Deferral Commitments may be made with respect to Deferral Periods commencing after December 31, 2004.

SECOND

The first paragraph of Section 5.4 of the Plan (“Changes in Earnings Crediting Options”) is hereby amended in its entirety, to read as follows:

“Subject to such administrative procedures as the Committee shall prescribe, a Participant may change the Earnings Crediting Options for his or her Account not more frequently than once per month by filing a new Investment Election Form with the Committee or its designated representatives. Any such changes made by a Participant will apply to the allocation of the Participant’s existing Account balances and new deferrals under the Plan. Subject to such administrative procedures as the Committee shall prescribe, any changes set forth in a new Investment Election Form that is filed with the Committee or its designated representatives shall be effective on the beginning of the month following receipt of the new Investment Election Form by the Committee or its designated representatives. Any changes in election of Earnings Crediting Options must be in whole percentages.”

THIRD

Section 5.10 is hereby added to the Plan, to read as follows:

5.10 Transfer of Unvested Accounts. Notwithstanding anything contained in the Plan to the contrary, to the extent, if any, that a Participant’s 401(k) Restoration Account and/or Profit Sharing Restoration Account has not vested as of December 31, 2004, all obligations of the Company with respect thereto under the Plan, and any and all rights of Participants with respect thereto, shall be transferred to and assumed by the Church & Dwight Co., Inc. Executive Deferred Compensation Plan II.

FOURTH

Section 6.7 is hereby added to the Plan, to read as follows:

6.7 Cessation of Credits to Restoration Accounts. Notwithstanding anything contained in the Plan to the contrary, no credits shall be made to a Participant’s 401(k) Restoration Account or Profit Sharing Restoration Account for Plan Years beginning after December 31, 2004.

FIFTH

Except as amended herein, the Plan shall continue in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned being a duly authorized officer of the Company has executed this Amendment as evidence of its adoption by the Company the 1st day of January, 2007.

CHURCH & DWIGHT CO., INC.

By:	/s/ Jacquelin J. Brova

Title:

Witness:

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